Dan Hicks Agreement - Final -10/28/99

EXHIBIT 10.28

                            OUTLOOK SPORTS TECHNOLOGY

                            TEGRA DRIVER INFOMERCIAL

                                 HOST AGREEMENT

This Agreement ("Agreement") is made by and between Outlook Sports Technology, Inc., a Delaware corporation with its principal place of BUSINESS LOCATED AT 100 GRAND STREET, 5TH Floor, New York, NY 10013 (hereinafter referred to as "Company"), and Dan Hicks, a person, with primary residence located at 12 Sherwood Avenue, Greenwich, CT 06831, (hereinafter referred to as "Talent") and is entered into on THIS DATE OF EXECUTION MARCH 5, 1999, in the following circumstances:

                                   Background

         The Company is engaged in the business of golf club design and marketing. Talent is a professional sports broadcaster. Company and Talent desire to work together in a national advertisement campaign for the promotion and sale of the Company's golf equipment during the Term of this Agreement, all in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in the consideration of the mutual covenants contained herein, the parties do hereby agree as follows:

         1. SERVICE: Talent shall appear as the Host in (1) or more versions of a golf oriented thirty (30) minute infomercial ("Infomercial") and direct mail, point-of-sale, outbound telemarketing, catalogs, packaging, web sites, billboards and broadcast advertisements promoting the Company's Tegra driver, to be sold to consumers through direct response and retail sales. Company retains the rights to the said materials produced hereunder, and the right to edit the Infomercial into various shorter lengths. For the purpose of this agreement, "Products" shall mean Tegra titanium drivers as defined in schedule A attached hereto and incorporated herein by reference.

         2. ENDORSEMENT: Company shall have the exclusive right and license to use, reproduce and distribute Talent's name, approved photograph, message, voice, initials, approved likeness or signature of talent, or any words and/or sounds, and/or symbols, and/or graphic representations which identify Talent and/or his named identity or likeness during the Term (as defined in Paragraph
3) for purpose of advertising, promoting, marketing, sales and distribution of Products including, without limitation, use on label and packaging for the products and in print, broadcast, electronics, and any other media now known or hereafter created, subject to quality control provisions set forth in this Agreement.

         3. TERM: Twelve months beginning with the first use of the materials, or beginning on June 1, 1999, whichever occurs first. Notwithstanding the option provisions in Paragraph 8 herein, all of the results and proceeds of Talent's services hereunder, including but not limited to uses of Talent's name, approved image or approved likeness and all other materials using Talent's name, image or likeness shall terminate upon the expiration of any Term or Option Term.

         4. DAYS OF SERVICE: All production is to take place during two (2) twelve (12) hour sessions during the month of March, 1999 on a day and at a location to be determined by mutual agreement, plus an extra voice over session later for "looping", if needed, with the available dates not to conflict provisions set forth in this Agreement. This extra session shall be held at a mutually convenient studio. In the event of an overrun, Talent will make himself available for an additional 12 hour session at the rate of $7,500 and for a second additional 12 hour session at the rate of $15,000. This compensation is additional to any other compensation earned under Paragraph 7 below.


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         In addition,  Talent agrees to make himself available,  during the Term of this Agreement, at the Company's request, on three days (for a maximum of eight hours per day) for the purposes of making appearances including public or promotional appearances on behalf of the Company's Products (hereinafter defined as "Appearance Dates") as compensated in Paragraph 7(B) below.

         The Company recognizes that Spokesperson is presently an employee of the National Broadcasting Corporation ("NBC") and his primary obligations are to NBC. The Company will make a best effort to schedule all appearances around Spokespersons existing schedule.

         5. EXCLUSIVITY: During the Term of the Agreement, Talent agrees not to endorse or appear in advertising for any other golf clubs. Nothing herein shall preclude Talent from appearing in the entertainment information or news program including lead-ins and lead-outs regardless of sponsorship.

         6.  AREA OF USE:  Worldwide.

         7. COMPENSATION: Talent shall receive compensation according to the following Schedule:

A. Infomercial

     1. $25,000 to be paid within two weeks of the signing of this contract, but prior to Talent performing any days of service.

     2. $25,000 to be paid upon completion of filming.

     3. Talent shall receive a royalty equal to One and One Half (1.5%) percent of gross sales of Product based on the retail price on the gross orders of the Product in response to the infomercial (less customary discounts, returns, bad checks, cancellations, declines, shipping and handling, sales and/or use taxes, and credit card charge backs) (hereinafter "Royalty"). All Royalties shall be applied against $175,000 in guaranteed royalty payments (hereinafter "Guaranteed Royalty"). The first $50,000 of the Guaranteed Royalty is deemed paid in full upon payments made by the Company to Talent under provisions A(1) and A(2) of this paragraph. One Hundred Twenty Five Thousand Dollars ($125,00) of this Guaranteed Payment is to be paid quarterly in four equal payments of $31,250 to be paid 90 days after the first use of the materials, or beginning or September 1, 1999, whichever occurs first.

     4. Within forty five (45) days after the expiration of the Term, the Company shall pay to Talent, the balance of the Royalty less the Guaranteed Royalty payments previously made, should any be owed.

B.       Appearance Dates

     Ten Thousand Dollars ($10,000) per appearance date,  payable within fifteen
(15) days after the completion of the appearance. *In CONJUNCTION WITH THE SPOKESPERSON AGREEMENT, THE FEE SHALL BE PAID ON THE 1ST, 4TH & 7TH appearances. */s/J. Dodrill 3-17-99

C.       Payment Terms

     All Compensation will be made payable to "The Marquee Group for the services of Dan Hick". Federal I.D. # 13-3878295.

         8. OPTION TERM: The Company shall have the option to extend this Agreement upon thirty (30) days written notice prior to the expiration of the Term, for one additional year (hereinafter "Option Term") with a continuation of the Royalty as defined in Paragraph 7 and a Guaranteed Royalty payment of Two Hundred Thousand Dollars ($200,000) paid quarterly during the Option Term. During the Option Term, the Company shall have the option (but not the obligation) to require Talents services to appear in a sequel to the infomercial. Talent shall be required to perform similar days of service as provided in Paragraph 4 for an additional Fifty Thousand Dollars ($50,000) for the work required in filming the sequel and $15,000 for each Appearance Date during the Option Term.


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         9. TRAVEL ARRANGEMENTS: For the service described herein Company agrees to supply Talent with the price of one (1) round trip first-class  airfare,  one
(1) first class hotel room, transportation portal to portal, and per diem of Three Hundred ($300) Dollars per day (work and travel). In addition, the Company shall reimburse Talent for all first class travel expenses incurred in connection with any Appearance Dates.

         10. APPROVAL: Talent shall have script, copy, likeness, print, and photo approval, not to be unreasonably withheld including but not limited to approval over any statements made by or attributed to Talent. Artist to have approval over hair, makeup and wardrobe. If the Company supplies wardrobe, Artist shall be entitled to keep same at no cost. Approval rights must be exercised within five (5) business days of Talent's receipt of script or photos, otherwise it shall be deemed that approval has been given.

         11. ON-LINE PRODUCTION: Company shall be responsible for on-line production. Concerning this Campaign, Company represents THAT ITS SIGNATORY AFFILIATE, , is and will continue to be throughout the term of this Agreement and any extension thereof, a signatory to the AFTRA Infomercial Single Project Agreement, and Company shall pay to all unions which may have jurisdiction. Pension and Health contributions as required in connection with Talent's services hereunder, and shall provide Talent with evidence of such payments.
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         12.  INDEMNIFICATION:

         A. Company shall indemnify, defend, and hold harmless Talent from and against any and all damages, claims, actions, damages, cost, recoveries, judgements, penalties and expenses of any kind whatsoever (including reasonable attorney/legal fees and disbursements) which may be obtained against, imposed upon or suffered by Talent in defending a claim, lawsuit or other proceedings arising from or relating to the services of Talent herein, and the results and proceeds thereof, or relating to Company, or the products or any advertising or other exploitation thereof (including the Infomercial), including without limitation any use of the materials, the programs or shows which Talent appears and the Products, including without limitation any defects, infringement of any intellectual property or other property rights of any third party; from
Company's breach of any of its obligations to Talent, or any of its representation or warranties hereunder; produced under and the advertising and promotion thereof.

         B. Talent agrees to indemnify Company should Talent fail to pay any assessments or taxes due on Talent compensation hereunder. Talent will be responsible for any payments to be made to his agent with respect to Talent's services hereunder. Talent acknowledges that for the purposes of retaining his services hereunder, Talent is an independent contractor and will not be considered an employee of Company. Talent agrees to indemnify and hold harmless the Company from and against any and all damages arising out of or in any way related to third party claims or government fines or penalties based on the (1) negligent or willful acts or omissions of the Talent in relation to the activities described in this Agreement not at the direction of the Company, (2) any loss of or damage to property, personal injury or death resulting from the negligent or willful services of the Talent hereunder, or (3) any breach by Talent of any obligation to be performed or any other agreement of representation made by Talent herein except to the extent such damages arise from the gross negligence or willful neglect of Company.

         13. FORCE MAJUERE: IF FOR ANY UNFORESEEABLE REASON OUTSIDE OF COMPANY'S CONTROL, such as strikes, boycotts, war, act of God, labor troubles, riots, delays of commercial carriers, or restraints of public authority, Company shall be unable to use and/or reuse any of the materials produced hereunder during any period of the term hereof, then Company shall have the right to extend the term hereof for an equivalent period, without any additional compensation to Talent, but this period shall not exceed two (2) weeks. Company may only suspend/extend once; must provide prior written notice; and continue to pay earned royalties.

         14. DEATH: In the event of the Talent's death during the term hereof, the payment obligations under this Agreement shall continue in full force and effect and Company shall pay any monies due to Talent's estate and the estate shall, under no circumstances, be required to return any monies previously paid to Talent under this Agreement.

         15. ILLNESS: If Talent shall fail to fulfill its obligations described in Paragraphs 1 and 4 or during the Option Term as provided in Paragraph 8, due to Talent's illness, injury, accident, or significant change in physical appearance, then Company shall have the right to terminate this Agreement if Talent is prevented from rendering services for more than thirty (30) days. In such event, Company shall have no obligation to make any payments to Talent for the services Talent has not performed, and any and all monies that had been paid to Talent for those specific services will be refunded to Company immediately.

         16. ACCOUNTING AND AUDIT RIGHTS: During any Term hereunder, Company shall furnish to Talent, on a quarterly basis, within thirty (30) days after the last day of each quarter, a complete detailed statement setting forth all gross sales revenues including number, description and sales price of product shipped and sold. Include itemized list of all deductions permitted hereunder to arrive AT ROYALTIES SET FORTH HEREIN. Compensation due Talent shall be paid to Talent simultaneously with the submission of these statements, unless payment is due earlier per the terms of this Agreement. Talent, or a representative designated by Talent in writing, shall be entitled to audit and examine and make copies of all records reasonably related to sales and/or calculation of royalties hereunder, upon reasonable prior written notice to Company. All such records must be maintained by Company for a period of two (2) years from the date of termination of this contract. Talent shall have the right to audit these records for a period of one (1) year following each Term set forth in Paragraphs 3 and
8. All such inspections shall be at the expense of Talent, unless such inspections disclose a variation of Client's accounting records of three percent (3%) or greater, in which case the reasonable out-of-pocket and audit expenses shall be paid for by Client.
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         17.  PROFESSIONAL  BEHAVIOR:  Talent  agrees that at no time during the
Term will Talent disparage the Product, Campaign or Company. If Talent does disparage the Product, Campaign or Company, Company shall have the right after written notice to Talent and a failure by Talent to cure within five (5) business days, to terminated this Agreement without waiver of any and all other legal remedies. Company's decision to terminate hereunder must be exercised, if at all, not later than fifteen (15) days after the facts giving rise to such right under this paragraph are brought to Company's attention.

         18. PAY OR PLAY: The payment of the required compensation provided in Paragraph 7(A)(1) and 7(A)(2) hereof, will fully discharge all of Company's obligations hereunder and Company shall not be obligated to produce, broadcast, telecast, or publish any of the materials or to utilize Talent's services hereunder. If Company fails to compensate Talent by the Terms hereof, or otherwise breaches the terms of this Agreement, upon receiving written notice from Talent of the breach, Company shall have thirty (30) days to cure, except that such fifteen (15) day cure period shall be reduced to fifteen (15) days if Company fails to compensate Talent. Failing same, and in addition to any other remedies to which Talent may be entitled, Talent shall have the right to terminate this contract and all uses of Talent permitted hereunder.

         19. TERMINATION: The Company, at its option may terminate this Agreement at any time prior to the expiration of forty (40) days commencing with the first use of the materials, or on August 1, 1999, whichever occurs first. The payment of the required compensation provided in Paragraph 7(A)(1) and 7(A)(2) hereof, will fully discharge all of Company's obligations hereunder and Talent will not be entitled to any further compensation.

         20. RIGHT OF FIRST REFUSAL: If, during the Term of this Agreement, Talent is given a firm offer to endorse any competing product manufactured by the Company, the Company will have the right to match said offer to Talent under the exact terms and conditions within fifteen (15) days of notice that an offer has been made.

         21. ATTORNEY'S FEES AND COSTS: In the event of any litigation, arbitration, or other dispute relating to this Agreement, the prevailing party shall be entitled to payment of its reasonable attorney's fees and out-of-pocket costs by the non-prevailing party.

         22. INTELLECTUAL PROPERTY RIGHTS: Subject to the terms hereof and the uses allowed hereunder, commercials, name and likeness trademarks of Company, name and likeness of Talent as it relates to the promotion/marketing of this Program, all scripts, raw commercial footage, and completed masters created pursuant to this Agreement and performances recorded thereon shall be and remain the sole property of Company. In addition all still photography, negatives, slides and any form of electronic media shall remain the sole PROPERTY OF COMPANY SUBJECT TO USE RESTRICTIONS CONTAINED HEREIN.

         23. RELATIONSHIP OF THE PARTIES: This Agreement shall not constitute or be considered as a partnership, employer-employee relationship, joint venture, or agency between the parties hereto nor by or between any of their employees or agents.

         24. SEVERANCE: If any term, covenant, condition or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement shall be valid and shall be enforceable to the fullest extent provided by law.

         25. AUTHORITY: Each of the parties hereby represents and warrants to the other that it has the right, power, and legal authority to enter into and fully perform this Agreement in accordance with its terms and that this Agreement when executed and delivered by the parties will be a legal, valid and binding obligation enforceable against the parties in accordance with its terms.


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         26.  NOTICE:  Notice by any party is deemed given when mailed,  postage paid, certified or registered return receipt requested, Federal Express or any other overnight mail service, addressed to the parties appearing below:

         To Spokesperson:  Dan Hicks

                                    c/o The Marquee Group

                                    888 7TH Avenue

                                    37TH Floor

                                    New York, NY  10019

                                    Attn:  Michael Levine

         To Company:                Outlook Sports Technology

                                    100 Grand Street

                                    5TH Floor

                                    New York, NY  10013

Either party may, by written notice to the other, change the address to which any such communications shall be sent. After notice of such change has been received, any communications shall be sent directly to such party at such changed address.

         27. ENTIRE AGREEMENT: This agreement, consisting of the foregoing, correctly sets forth the entire agreement between Company and Talent. No agreements or understandings shall be binding on any of the parties hereto unless specifically set forth in this agreement or modified in a separate written agreement.

         28. APPLICABLE LAW: This Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to its principals of conflicts of laws. Any action on this Agreement or arising out of its terms and conditions shall be instituted and litigated in the courts of the State of New York, City of New York. In accordance the parties submit to the jurisdiction and venue of the State of New York and agree and acknowledge that such a forum shall be a convenient forum for the resolutions of their questions, disputes and other differences.

     AGREED AND ACCEPTED:

     for Outlook Sports Technology, Inc.

         /S/ PAUL BERGER                      DATE 3-5-99

     by: Paul Berger, CEO

     and for: Dan Hicks

         /S/ DAN HICKS                        DATE 3-5-99

     by: Dan Hicks